                                                          Exhibit 23

                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Retirement Savings Plan of Tyson Foods, Inc. of our reports dated November 13, 1995, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. included in or incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.


/s/  Ernst & Young LLP
- ----------------------
     Ernst & Young LLP

Little Rock, Arkansas
April 1, 1996








































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